Exhibit 99.1

OXFORD GLOBAL RESOURCES, INC.

Financial Statements

December 31, 2006 and 2005

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Stockholders
Oxford Global Resources, Inc.:

We have audited the accompanying balance sheets of Oxford Global Resources, Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oxford Global Resources, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

As discussed in note 12 to the financial statements, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006.

/s/ KPMG LLP

March 16, 2007

OXFORD GLOBAL RESOURCES, INC.

Balance Sheets

December 31, 2006 and 2005

	2006	2005
Assets
Current assets:
Cash and cash equivalents	$577,096	$174,355
Accounts receivable — trade, net of allowance for doubtful accounts of $361,413 and $625,256, respectively (note 4)	22,371,016	19,536,067
Prepaid expenses and other current assets (note 13)	1,978,378	1,043,167
Note receivable (note 8)	900,000	—
Total current assets	25,826,490	20,753,589
Property and equipment, at cost (note 5)	8,970,283	9,902,473
Less accumulated depreciation	(6,533,906)	(7,221,545)
	2,436,377	2,680,928
Other assets (note 13)	1,212,869	2,021,208
Note receivable (note 8)	—	1,300,000
Goodwill	1,818,154	1,818,154
Total assets	$31,293,890	$28,573,879
Liabilities and Stockholders’ Equity
Current liabilities:
Accrued salaries and employee benefits	$4,575,778	$4,359,361
Accounts payable	559,117	276,819
Cash overdrafts	1,639,967	1,875,660
Other current liabilities (note 13)	8,281,635	5,303,690
Note payable — bank (note 6(a))	900,000	—
Total current liabilities	15,956,497	11,815,530
Long-term liabilities (note 6(c))	865,511	981,943
Note payable — bank (note 6(a))	—	5,600,000
Total liabilities	16,822,008	18,397,473
Commitments and contingencies (note 7)
Stockholders’ equity:
Common stock $0.01 par value. Authorized 20,000,000 shares; issued and outstanding 13,150,000 shares	131,500	131,500
Additional paid-in capital	8,493,289	7,979,408
Retained earnings	5,976,201	2,176,668
Accumulated other comprehensive loss	(129,108)	(111,170)
Total stockholders’ equity	14,471,882	10,176,406
Total liabilities and stockholders’ equity	$31,293,890	$28,573,879

See accompanying notes to financial statements.

OXFORD GLOBAL RESOURCES, INC.

Statements of Operations

Years ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Sales	$178,426,431	$147,220,312	$114,815,817
Cost of sales	112,968,657	94,031,052	74,125,392
Gross profit	65,457,774	53,189,260	40,690,425
General and administrative expenses:
Salaries and employee benefits	40,744,256	32,034,902	27,039,470
Rent (note 7)	2,825,533	2,524,094	2,502,315
Depreciation	1,142,439	1,344,662	1,705,760
Telecommunications	1,306,664	1,201,901	1,189,497
Legal fees	661,232	265,408	310,058
Other professional fees	454,236	379,268	530,270
Marketing services	131,336	240,635	164,610
Recruiting costs	136,647	127,018	122,092
Other, net (notes 4 and 8)	3,137,200	2,855,125	2,777,290
	50,539,543	40,973,013	36,341,362
Operating income	14,918,231	12,216,247	4,349,063
Interest expense (note 6)	(497,350)	(318,267)	(434,491)
Interest income (note 8)	106,588	76,512	20,760
Income from continuing operations before income tax expense	14,527,469	11,974,492	3,935,332
State and foreign income tax expense	685,936	196,990	203,455
Income from continuing operations	13,841,533	11,777,502	3,731,877
Income (loss) from discontinued operations (note 3)	—	24,904	(796,876)
Net income	$13,841,533	$11,802,406	$2,935,001

See accompanying notes to financial statements.

OXFORD GLOBAL RESOURCES, INC.

Statements of Stockholders’ Equity and Comprehensive Income

Years ended December 31, 2006, 2005, and 2004

	Common stock		Additional paid-in	Retained	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	capital	earnings	loss	equity
Balance at December 31, 2003	13,150,000	$131,500	$7,979,408	$1,206,758	$(164,508)	$9,153,158
Comprehensive income:
Net income	—	—	—	2,935,001	—	2,935,001
Foreign currency translation	—	—	—	—	(78,659)	(78,659)
Total comprehensive income	—	—	—	2,935,001	(78,659)	2,856,342
Stockholder distributions	—	—	—	(3,800,000)	—	(3,800,000)
Balance at December 31, 2004	13,150,000	$131,500	$7,979,408	$341,759	$(243,167)	$8,209,500
Comprehensive income:
Net income	—	—	—	11,802,406	—	11,802,406
Foreign currency translation	—	—	—	—	131,997	131,997
Total comprehensive income	—	—	—	11,802,406	131,997	11,934,403
Stockholder distributions:
Cash	—	—	—	(8,927,000)	—	(8,927,000)
Subsidiaries stock	—	—	—	(1,040,497)	—	(1,040,497)
Balance at December 31, 2005	13,150,000	$131,500	$7,979,408	$2,176,668	$(111,170)	$10,176,406
Comprehensive income:
Net income	—	—	—	13,841,533	—	13,841,533
Foreign currency translation	—	—	—	—	(17,938)	(17,938)
Total comprehensive income	—	—	—	13,841,533	(17,938)	13,823,595
Stock-based compensation	—	—	513,881	—	—	513,881
Stockholder distributions	—	—	—	(10,042,000)	—	(10,042,000)
Balance at December 31, 2006	13,150,000	$131,500	$8,493,289	$5,976,201	$(129,108)	$14,471,882

See accompanying notes to financial statements.

OXFORD GLOBAL RESOURCES, INC.

Statements of Cash Flows

Years ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Cash flows from operating activities:
Net income from continuing operations	$13,841,533	$11,777,502	$3,731,877
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation	1,142,439	1,344,662	1,705,760
Provision for doubtful accounts	(37,445)	130,497	273,880
(Gain) loss on sale of property and equipment	(75,462)	7,704	—
Stock-based compensation	513,881	—	—
Change in assets and liabilities:
Accounts receivable — trade	(2,797,504)	(4,337,071)	(3,259,309)
Prepaid expenses and other current assets	(935,211)	105,357	49,912
Other assets	808,339	44,568	117,676
Accrued salaries and employee benefits	216,417	928,589	600,754
Accounts payable	282,298	21,702	(78,613)
Other current liabilities	2,977,945	2,009,009	731,885
Net cash provided by continuing operations	15,937,230	12,032,519	3,873,822
Net cash used in discontinued operations	—	(1,519,618)	(585,984)
Net cash provided by operating activities	15,937,230	10,512,901	3,287,838
Cash flows from investing activities:
(Increase) decrease in note receivable	400,000	(1,300,000)	—
Proceeds from sale of property and equipment	180,000	—	—
Purchase of property and equipment	(1,002,426)	(1,313,872)	(619,114)
Investment in subsidiaries	—	—	(510,000)
Net cash used in investing activities in discontinued operations	—	(23,578)	(19,228)
Net cash used in investing activities	(422,426)	(2,637,450)	(1,148,342)
Cash flows from financing activities:
Decrease in note payable — bank, net	(4,700,000)	—	(635,000)
Decrease in note payable — stockholder	—	(700,000)	—
(Decrease) increase in cash overdrafts	(235,693)	455,034	1,420,626
Decrease in long-term liabilities	(116,432)	(366,085)	(92,627)
Stockholder distributions	(10,042,000)	(8,927,000)	(3,800,000)
Net cash provided by financing activities in discontinued operations	—	1,300,000	510,000
Net cash used in financing activities	(15,094,125)	(8,238,051)	(2,597,001)
Net cash of former subsidiaries (note 3)	—	(437,042)	—
Effect of foreign exchange translation	(17,938)	131,997	(78,659)
Net increase (decrease) in cash and cash equivalents	402,741	(667,645)	(536,164)
Cash and cash equivalents at beginning of year	174,355	842,000	1,378,164
Cash and cash equivalents at end of year	$577,096	$174,355	$842,000
Supplementary disclosures of cash flow information:
Cash paid for interest	$479,640	$384,137	$416,769
Cash paid for state and foreign income taxes	$652,649	$68,811	$58,781

See accompanying notes to financial statements.

OXFORD GLOBAL RESOURCES, INC.

Notes to Financial Statements

December 31, 2006 and 2005

(1)                     Company Organization and Business

Oxford Global Resources, Inc. (the Company) provides high-end information technology consulting and outsourcing services to a wide variety of industries throughout the United States and Europe.

On December 31, 2005, the Company made a noncash distribution to its stockholders consisting of the common stock of its two wholly owned subsidiaries. After the distribution, the Company did not own any subsidiary companies.

As of December 31, 2005, the Company increased the number of issued shares from 1,000 to 13,150,000 and changed the maximum number of authorized shares to 20,000,000. The increase in the issued number of shares has been applied retroactively and the comparable information has been restated accordingly.

(2)                     Summary of Significant Accounting Policies

(a)                      Basis of Presentation

As discussed in note 1 above, on December 31, 2005, the Company made a distribution to its stockholders of the common stock of its two wholly owned subsidiaries. Operating results of these two subsidiaries for 2005 and 2004 have been presented as income (loss) from discontinued operations in the accompanying statements of operations. Transactions between the Company and its former subsidiaries have been presented on a gross basis within income from continuing operations and income (loss) from discontinued operations, respectively, in the statements of operations (see note 8).

(b)                      Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include intangibles and goodwill; valuation allowance for receivables; valuation of long-lived assets; and obligations related to employee benefits. Actual results could differ from those estimates.

(c)                       Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of the short maturity of these financial instruments. Fair value of the Company’s long-term instruments is estimated based on market values for similar instruments. The difference between the carrying value of long-term instruments and their estimated fair value was not material.

(d)                      Cash and Cash Equivalents

Cash and cash equivalents consists of highly liquid instruments with original maturities of three months or less.

(e)                       Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Costs associated with the development of the Company’s internal software have been capitalized and have been depreciated over a five-year period.

The Company provides for depreciation using the following estimated useful lives:

Number of years
Computer hardware and software	3 — 5
Office furniture and equipment	5 — 7
Automobiles	5
Airplane	10
Leasehold improvements	10

(f)                         Revenue Recognition

Revenues pursuant to time and material contracts are recognized as services are provided. Billings in advance of services performed are classified as deferred revenues within other current liabilities in the balance sheets.

(g)                      Income Taxes

The Company has elected to be taxed as an S corporation and, accordingly, no federal tax liability or expense is incurred by the Company. Federal income taxes which may be due on any corporate profits are the responsibility of the stockholders. Certain states and foreign jurisdictions, however, do not recognize the Company’s status as an S corporation and impose income or excise taxes on the Company.

(h)                      Comprehensive Income

The Company accounts for comprehensive income (loss) in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income. This Statement establishes standards for the reporting and display of comprehensive income (loss) and its components in a full set of the financial statements. The Company’s comprehensive income for the years ended December 31, 2006, 2005, and 2004 includes net income and foreign currency translation gains and losses. Detailed balances and period changes in accumulated comprehensive income or loss are presented in the statements of stockholders’ equity and comprehensive income.

(i)                         Foreign Currency Translation

Amounts recognized in the financial statements related to foreign currency translation are determined using the principles of SFAS No. 52, Foreign Currency Translation. Assets and liabilities denominated in foreign functional currencies are translated at the exchange rate as of the balance sheet date. Translation adjustments are recorded as a separate component of stockholders’ equity. Revenues, costs, and expenses denominated in foreign functional currencies are translated at the weighted average exchange rate for the period.

(j)                         Goodwill and Other Intangible Assets

Goodwill represents the excess of costs over fair value of assets of businesses acquired. Pursuant to SFAS No. 142, Goodwill and Other Intangible Assets, goodwill and other intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. The Company performs its annual impairment test as of December 31. The Company has concluded that there was no impairment of goodwill for the years ended December 31, 2006, 2005, and 2004.

(k)                      Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Goodwill and intangible assets not subject to amortization are tested annually for impairment and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value.

(l)                         Stock Option Plan

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004), Share-Based Payment, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement is a revision of SFAS No. 123 and supersedes APB No. 25. This Statement was implemented by the Company as of January 1, 2006.

Prior to January 1, 2006, the Company applied the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25, issued in March 2000, to account for its fixed plan stock options. Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, and SFAS Statement No. 148, Accounting for Stock Based Compensation — Transition and Disclosure, an amendment of FASB Statement No. 123, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans.

Prior to 2006, as allowed by SFAS No. 123, the Company elected to continue to apply the intrinsic value-based method of accounting described above, and adopted the disclosure requirements of SFAS No. 123. Accordingly, no compensation cost was recognized for stock options in the Company’s results of operations prior to January 1, 2006.

Effective January 1, 2006, the Company adopted SFAS No. 123(R). SFAS 123(R) requires that all stock-based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the award. This Statement was adopted using the modified prospective basis. Therefore, prior years’ financial statements have not been restated. Under this method, the Company recorded stock-based compensation expense for awards granted prior to, but not yet vested as of January 1, 2006, using the fair value amounts determined by the Black-Scholes option-pricing method for pro forma disclosures under SFAS 123. For stock-based awards granted after January 1, 2006, the Company recognizes compensation expense based on estimated grant date fair value using the Black-Scholes option-pricing method.

(3)                     Discontinued Operations

On December 31, 2005, the Company made a distribution to its stockholders of the common stock of its two wholly owned subsidiaries.

Combined sales, gross profit, and net income (loss) of the former subsidiaries for the years ended December 31, 2005 and 2004 (classified as income (loss) from discontinued operations on the accompanying statements of operations) are as follows:

	Years ended December 31
	2005	2004
Sales	$10,041,767	$6,484,937
Gross profit	2,335,944	1,381,532
Net income (loss)	24,904	(796,876)

Summary of combined balance sheet information of the former subsidiaries at December 31, 2005 follows:

Cash and cash equivalents	$437,042
Accounts receivable, net	1,870,554
Total assets	3,154,716
Total liabilities	2,114,221

(4)                     Accounts Receivable — Trade

The Company performs regular credit evaluations of its customers and does not require collateral on accounts receivable. The Company maintains reserves for potential credit losses and such losses have been within management’s expectations.

The following is a summary of the activity affecting the allowance for doubtful accounts for the years ended December 31, 2006, 2005, and 2004:

	2006	2005	2004
Balance, beginning of year	$625,256	$729,616	$586,893
Increase (decrease) charged to expense	(37,445)	344,865	536,792
Write-offs, net of recoveries	(226,398)	(334,225)	(394,069)
Distribution of subsidiary (note 3)	—	(115,000)	—
Balance, end of year	$361,413	$625,256	$729,616

Increase (decrease) to the allowance for doubtful accounts of $(37,445), $130,497, and $273,880, for the years ended December 31, 2006, 2005, and 2004 respectively, are included in “Other, net” general and administrative expenses, and $0, $214,368, and $262,912, for the years ended December 31, 2006, 2005, and 2004, respectively, are included in income (loss) from discontinued operations in the accompanying statements of operations.

(5)                     Property and Equipment

Property and equipment, at cost, is summarized as follows:

	2006	2005
Computer hardware and software	$4,311,276	$4,750,818
Office furniture and equipment	3,601,483	3,777,582
Automobiles/Airplane	417,194	771,533
Leasehold improvements	640,330	602,540
	$8,970,283	$9,902,473

(6)                     Financing

(a)                      Note Payable — Bank

In December 2004, the Company renewed its revolving loan facility. The facility is collateralized by substantially all assets of the Company. The facility limits the total borrowing to an amount based on eligible accounts receivable balances, subject to a maximum borrowing limit of $20,000,000. Proceeds from the facility are to be used primarily for working capital needs. Borrowings under the facility bear interest at variable rates and can be in the form of loans or letters of credit. This facility expires on November 30, 2007 (see note 14).

The facility has various financial covenants. At December 31, 2006, the Company was in compliance with all such covenants.

Total interest expense, including amortization of deferred financing costs, for the facility was $402,084, $200,896, and $241,913, for the years ended December 31, 2006, 2005, and 2004, respectively. The average outstanding borrowing and average interest rate was approximately $6,284,000 and 6.31% for the year ended December 31, 2006. The average outstanding borrowing and average interest rate was approximately $4,075,000 and 4.86% for the year ended December 31, 2005. The average outstanding borrowing and average interest rate was approximately $4,220,000 and 5.65% for the year ended December 31, 2004.

(b)                      Note Payable — Stockholder

The Company had a note payable to its principal beneficial stockholder amounting to $700,000 at December 31, 2004. Funds advanced were used to provide working capital for the Company. The note was due on demand and was paid in full to the stockholder in January 2005.

Total interest expense for the stockholder note was $5,370 and $65,229, for the years ended December 31, 2005 and 2004, respectively. The average outstanding balance and average interest rate was approximately $53,700 and 10.0% for the year ended December 31, 2005. The average outstanding balance and average interest rate was approximately $700,000 and 9.32% for the year ended December 31, 2004.

(c)                       Long-Term Liabilities

At December 31, 2006 and 2005, the Company had an interest-bearing obligation of 905,394 and 1,083,292 Euros (approximately $1,203,000 and $1,283,000), respectively, relating to a 1994 acquisition. These amounts represent principal plus accrued interest at 8.0% per annum, of a portion of the original purchase price that is being paid over time. Total interest expense on this obligation was $95,266, $112,001, and $127,349 for the years ended December 31, 2006, 2005, and 2004, respectively. The obligation is payable at 253,940 Euros (approximately $335,556 at December 31, 2006) per year until the obligation is satisfied in the year 2010.

Of the total obligation above, $865,511 and $981,943, respectively, at December 31, 2006 and 2005 are included in long-term liabilities on the accompanying balance sheets.

(7)                     Commitments and Contingencies

At December 31, 2006, the Company occupied offices in 20 locations under noncancelable operating leases.

The following is a schedule of minimum future rental payments relating to these leases:

Future minimum rental payments
Year ending December 31:
2007	$2,167,951
2008	1,740,997
2009	1,629,198
2010	424,552
2011	223,522
$6,186,220

Certain of the Company’s leases contain provisions for additional rent if the lessor’s operating costs increase during the lease term.

At December 31, 2006, the Company has issued the following letters of credit: (1) $1,285,000 to secure a long-term obligation related to a 1994 acquisition (note 6(c)); (2) $75,000 pursuant to a workers’ compensation insurance program; and (3) $75,000 to the Internal Revenue Service related to a former subsidiary’s federal income tax returns.

The Company is subject to various legal proceedings that arise in the ordinary course of business. These matters are subject to uncertainties and it is possible that some of these matters may be resolved unfavorably to the Company. Management believes that such legal proceedings will not have a material adverse effect on the financial position or the results of operations of the Company.

(8)                     Related-Party Transactions

The Company provides certain administrative and management services to one of its former subsidiaries (see note 3). The charge for these services is based on the time spent each month by the Company’s employees providing the services. Hourly rates for individuals performing the services are determined at the beginning of each year. The Company earned $540,458, $449,329, and $340,876, for the years ended December 31, 2006, 2005, and 2004, respectively, for these services. The Company believes that the fees charged are a reasonable approximation of the costs that the former subsidiary would have paid if they had contracted these services from another independent third party. The management fees earned by the Company have been reported within income from continuing operations and the corresponding management fee expense has been reported within income (loss) from discontinued operations in the statements of operations for 2005 and 2004.

Starting in January of 2005, the Company provided working capital funds to one of its former subsidiaries (see note 3). Working capital is provided through a $2,000,000 revolving note secured by all of the borrower’s accounts receivable. The note is due on demand and earns interest based on the prime interest rate plus 1.0%. The note had a balance of $900,000 and $1,300,000 at December 31, 2006 and 2005, respectively. The Company earned $99,499 and $65,998, respectively, of interest income from this note for the years ended December 31, 2006 and 2005. The average outstanding balance and average interest rate was approximately $1,120,000 and 8.88% for the year ended December 31, 2006. The average outstanding balance and average interest rate was approximately $900,000 and 7.34% for the year ended December 31, 2005. The interest income earned by the Company has been reported within income from continuing operations and the corresponding interest expense has been reported within income (loss) from discontinued operations in the statements of operations for 2005.

(9)                     Concentration of Credit Risk

During 2006, 2005, 2004, and 2003, no single customer constituted more than 3.5% of the Company’s net sales. The Company operates primarily in one industry with customers in North America and Europe (see note 11).

(10)              Employee Benefit Plan

The Company has a 401(k) plan which allows participating employees and consultants to make pre-tax contributions of up to 19% of their compensation through salary deferral arrangements, subject to certain limits under Section 401(k) of the Internal Revenue Code of 1986. During the years ended December 31, 2006, 2005, and 2004, the Company made matching contributions of $448,304, $392,433, and $459,862, respectively.

(11)              Foreign Branch Operations

The Company conducts a portion of its business through branches located in Europe. For the years ended December 31, 2006, 2005, and 2004, approximately 3.6%, 2.8%, and 3.6%, respectively, of the Company’s revenues were earned in Europe. As of December 31, 2006 and 2005, approximately 6.0% and 2.9%, respectively, of the Company’s assets were located in Europe.

(12)              Stock Options

The Company has a stock option plan (the Plan) pursuant to which the Company’s Board of Directors may grant stock options to directors, officers, and other key employees. The Plan authorizes grants of options to purchase up to 3,850,000 shares of common stock. Options granted under the plan generally become exercisable either ratably over four years or upon grant, at the discretion of the Board of Directors, and expire ten years from the date of grant (see note 14).

The Company implemented SFAS No. 123(R) as of January 1, 2006. Compensation expense for 2006 of $513,881 is included in salaries and employee benefits on the accompanying statement of operations. Prior to January 1, 2006, the Company applied APB Opinion No. 25 and related interpretations in accounting for its stock options. Accordingly, no compensation cost was recognized for stock options in the Company’s 2005 and 2004 results of operations. Had the Company recorded a charge for the fair value of options granted consistent with SFAS No. 123(R), net income would have decreased by approximately $75,932 and $328,148 in the years ended December 31, 2005 and 2004, respectively.

The weighted average fair value of options granted during the years ended December 31, 2006, 2005, and 2004 was $5.57, $3.23, and $2.02, respectively, per option.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes options pricing model, with the following weighted average assumptions used for grants issued in the years ended December 31, 2006, 2005 and 2004:

	2006	2005	2004
Risk-free interest rate	4.95%	4.39%	3.28%
Expected option lives	6.25 years	5.0 years	6.1 years
Expected volatility	54.59%	51.91%	62.74%
Expected dividend yield	—%	—%	—%

Data with respect to stock options is as follows:

	Number of shares	Weighted average exercise price
Options outstanding at December 31, 2003	1,955,450	$8.07
Granted	177,750	3.38
Forfeited	—	—
Canceled	103,700	6.22
Options outstanding at December 31, 2004	2,029,500	$7.76
Granted	1,300	6.46
Forfeited	—	—
Canceled	43,200	5.13
Options outstanding at December 31, 2005	1,987,600	$7.81
Granted	505,300	9.60
Forfeited	15,800	9.60
Canceled	27,600	7.26
Options outstanding at December 31, 2006	2,449,500	$8.18
Options exercisable at December 31, 2006	1,897,250	$8.01

The following table sets forth a summary of the stock options outstanding at December 31, 2006, 2005, and 2004:

	Range of exercise price	Number outstanding	Weighted average remaining years of contractual life	Weighted average exercise price	Number exercisable	Weighted average exercise price
2006	$2.99 - 9.60	2,449,500	3.85	$8.18	1,897,250	$8.01
2005	2.99 - 9.00	1,987,600	3.35	7.81	1,882,974	8.08
2004	2.99 - 9.00	2,029,500	4.40	7.76	1,863,925	8.16

Nonvested shares	Shares	Weighted average grant date fair value
Balance at January 1, 2006	104,625	$1.83
Granted	505,300	5.57
Vested	(34,875)	(1.83)
Cancelled	(7,000)	(5.57)
Forfeited	(15,800)	(5.57)
Balance at December 31, 2006	552,250	$5.10

At December 31, 2006, there was $2,308,755 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. Of the unvested options, 69,750 options became fully vested upon the termination of the Plan, and the remainders were cancelled (note 14).

(13)              Other Balance Sheet Items

Prepaid expenses and other current assets are summarized as follows:

	December 31
	2006	2005
Nontrade accounts receivable	$163,401	$25,624
Prepaid insurance	153,742	200,042
Prepaid rent	275,581	273,238
Prepaid other	185,104	356,098
Due from former subsidiaries	127,299	66,694
Miscellaneous	1,073,251	121,471
Total prepaid expenses and other current assets	$1,978,378	$1,043,167

Other assets are summarized as follows:

	December 31
	2006	2005
Beneficial interest in Land Trust (note 14)	$—	$633,540
Split dollar life insurance asset	435,000	451,000
Prepaid rent	345,060	437,076
Security deposits	251,216	371,957
Miscellaneous assets	181,593	127,635
Total other assets	$1,212,869	$2,021,208

Other current liabilities are summarized as follows:

	December 31
	2006	2005
Accrued managers bonus	$4,845,988	$2,284,140
Accrued expenses	1,060,680	1,105,654
Current income taxes	439,671	386,384
Deferred income taxes	320,000	340,000
Due to stockholder	765,912	—
Miscellaneous current liabilities	849,384	1,187,512
Total other current liabilities	$8,281,635	$5,303,690

(14)              Subsequent Events (unaudited)

On January 31, 2007, an unrelated third party acquired 100% of the outstanding common shares of the Company. As part of the acquisition, the Company retired the revolving credit agreement described in note 6(a), and the note receivable, described in note 8, was also retired by the related party. In addition, the Company’s stock option plan was terminated.

Also, in connection with the acquisition, the Company’s beneficial interest in the land trust was written off as compensation expense in December 2006. On January 29, 2007, the beneficial interest was transferred to an executive of the Company.